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                                                                  Exhibit 10.1


                              REDEMPTION AGREEMENT

      THIS REDEMPTION AGREEMENT (this "Agreement") is made as of September 23, 2002 by and among DLJ Investment Partners, L.P., DLJ Investment Funding, Inc., and DLJ ESC II L.P. (collectively, "DLJ"), Golfsmith International, Inc., a Delaware corporation ("Golfsmith"), Golfsmith Holdings, L.P., a Delaware limited partnership ("Golfsmith Holdings"), Golfsmith G.P. Holdings, Inc., a Delaware corporation ("GP"), Golfsmith International Holdings, Inc., a Delaware corporation ("Parent"), and BGA Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Sub"). Except as otherwise indicated herein, each term used herein that is defined in the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), among Golfsmith, Parent and Sub, has the meaning given such term in the Merger Agreement.

                                    RECITALS:

      WHEREAS, Parent, Sub and Golfsmith have entered into the Merger Agreement, pursuant to which Sub will be merged with and into Golfsmith (the "Merger"), with Golfsmith continuing as the surviving corporation.

      WHEREAS, in connection with the transactions contemplated by the Merger Agreement, and as a material inducement to Parent to enter into the Merger Agreement, DLJ desires to sell to Golfsmith at the Closing (i) all of the partnership interests in Golfsmith Holdings held by DLJ, consisting of 7,500 Units (as defined in the Amended and Restated Limited Partnership Agreement for Golfsmith Holdings, dated as of August 17, 1998 (the "LP Agreement")) and a 7.5% Unit Allocation (as defined in the LP Agreement) (such Units and Unit Allocations, together, the "LP Interests"), (ii) the options to acquire 86,116 shares of Common Stock, as evidenced by that certain letter agreement from Golfsmith to DLJ dated as of July 11, 2000 (the "Warrant"), and (iii) all of the Senior Subordinated Notes, each dated as of August 17, 1998 (the "Notes"), issued by Golfsmith, Golfsmith Holdings and GP pursuant to the Securities Purchase Agreement, dated as of August 17, 1998 (the "Securities Purchase Agreement"), among Golfsmith, Golfsmith Holdings, GP, and DLJ.

      WHEREAS, in connection with the sale of the LP Interests, the Warrant and the Notes to Golfsmith, DLJ, Golfsmith, Golfsmith Holdings and GP desire to terminate certain agreements in their entireties.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

            SECTION 1. SALE OF LP INTERESTS AND NOTES. Immediately prior to the Closing, DLJ shall sell to Golfsmith, and Golfsmith shall purchase from DLJ, all of the LP Interests, the Warrant and all of the Notes. The purchase price to be paid by Golfsmith for the LP Interests shall be the Redemption Amount, the purchase price to be paid for the Warrant shall be the Warrant Redemption Amount and the purchase price to be paid for the Notes shall be an amount equal to the sum of (i) 102.5% of the then outstanding principal amount of the Notes, plus
(ii) all accrued but unpaid interest on the Notes as of 5:00 pm (eastern standard time) on the day immediately prior to the Closing Date. The purchase price for the LP Interests, the Warrant and
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the Notes shall be paid by Golfsmith to DLJ by wire transfer of immediately available funds as soon as practicable after the Closing.

            SECTION 2.  CLOSING DELIVERIES.

            2A. Payoff Letter; Notes. At least two days prior to the Closing, DLJ shall deliver to Golfsmith a payoff letter substantially in the form attached hereto as Exhibit A, which letter shall indicate the wire transfer instructions for payment of the purchase price and the amount thereof, including a per diem calculation for interest on the Notes. Upon receipt of the purchase price for the Notes, DLJ shall promptly deliver to Golfsmith the original of each Note for evidence of termination.

            2B. Warrant and LP Interest. At the Closing, DLJ shall deliver to Golfsmith a receipt evidencing transfer of all interests in the Warrant and the LP Interests to Golfsmith.

            SECTION 3.  COVENANTS; TERMINATION OF AGREEMENTS.

            3A. Sale of Notes, Warrant or LP Interests. DLJ shall not directly or indirectly sell, transfer, pledge, or create or allow to exist any Lien on, the Notes, the Warrant or the LP Interests, or any rights of DLJ therein, prior to the first to occur of (i) the date on which the Merger Agreement is terminated in accordance with its terms, (ii) the Closing and (iii) 5:00 p.m. (eastern standard time) on December 31, 2002.

            3B. Termination of Agreements. Effective immediately upon payment by Golfsmith of the purchase price for the Notes, the Warrant and the LP Interests, the parties hereto agree that the following agreements shall be terminated in their entireties, shall be of no further force and effect, and no party thereto shall have any obligations thereunder (whether arising before, at or following the Closing):

            (i)   the Warrant;

            (ii)  the Notes;

            (iii) the Securities Purchase Agreement (other than Section 4C thereof, which shall survive pursuant to the terms of such agreement);

            (iv) the Indenture, dated as of August 17, 1998, relating to the Notes;

            (v)   the Tag-Along Rights Agreement, dated as of August 17, 1998;

            (vi) the Note Registration Rights Agreement, dated as of August 17, 1998; and

            (vii) the Equity Registration Rights Agreement, dated as of August 17, 1998.

            3C. Waiver of Rights; Release. Effective immediately upon payment by Golfsmith of the purchase price for the Notes, the Warrant and the LP Interests, Golfsmith, Golfsmith Holdings and GP, on the one hand, and DLJ, on the other hand, each hereby waives any and all rights under the documents listed in
Section 3B above that may arise in favor of such party with respect to the Merger, the Merger Agreement, this Agreement or the transactions contemplated hereby or thereby (other than any rights arising under Section 4C of the Securities


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Purchase Agreement). Effective immediately upon payment by Golfsmith of the purchase price for the Notes, the Warrant and the LP Interests, Golfsmith, Golfsmith Holdings and GP, on the one hand, and DLJ, on the other hand, each hereby releases remises acquits and discharges forever, irrevocably and unconditionally, each and all of Golfsmith, Golfsmith Holdings, GP, Parent and Sub (collectively, the "Released Group") and DLJ, as applicable, from, against and with respect to any and all claims, actions, suits, liabilities, costs, demands, accounts, causes of action, rights of levy, execution, recission, remedies, judgments, obligations, damages, expenses, interest, penalties and charges of every kind and nature whatsoever, whether in law or in equity, whether known or unknown, foreseen or unforeseen, matured or unmatured, absolute or contingent, determined or determinable (collectively, "Claims") which such party has, ever has had or may hereafter have against the Released Group or DLJ, as applicable, or any of them individually, at any time on or prior to the date hereof, relating to DLJ's interest in the LP Interests, the Warrant and the Notes or relating to the Merger, the Merger Agreement, this Agreement or the transactions contemplated hereby or thereby (other than pursuant to Section 4C of the Securities Purchase Agreement).

            3D. Board Appointees. Notwithstanding anything contained in Sections 3B or 3C above, this Agreement does not terminate, modify or otherwise affect any rights that any person appointed or nominated to the board of directors of Golfsmith or any of its Subsidiaries by DLJ may have under Applicable Law, the charter and bylaws (or similar organizational documents) of Golfsmith or its Subsidiaries, or any agreement between Golfsmith or any of its Subsidiaries and such appointee or nominee.

            SECTION 4.  MISCELLANEOUS.

            4A.   Authority; No Violation; Consents.  Each party hereto
hereby represents and warrants, on behalf of itself only, as follows:

            (i) Such person has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by such person and, assuming that this Agreement constitutes the valid and binding agreement of the other parties hereto, constitutes the valid and binding obligations of such person, enforceable against such person in accordance with its terms and conditions, except that the enforcement hereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Applicable Laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). For each person that is not a natural person, the execution and delivery of this Agreement by such person and the consummation by such person of the transactions contemplated herein have been duly authorized by all necessary corporate or other action on the part of such person.

            (ii) The execution and delivery by such person of this Agreement does not, and the performance by such person of the transactions contemplated herein will not, (i) with respect to any person that is not a natural person, violate, conflict with, or result in any breach of any provision of such person's certificate or articles of incorporation or bylaws (or comparable charter or organizational documents), (ii) conflict in any material respect with or result in a material violation or material breach of, or constitute a default (with or without due notice or lapse of time or both) under, any of the terms, conditions or provisions of any contract or agreement to which such person is a party or to which any of its properties or assets may be


                                       3
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subject, or (iii) violate any order, writ, judgment, injunction, decree, statute, Applicable Law, rule or regulation of any Governmental Entity binding upon such person or by which or to which any material portion of its assets is bound or subject.

            4B. Ownership of LP Interests, Warrant and Notes. DLJ is the sole record and beneficial holder of all of the LP Interests, the Warrant and the Notes, free and clear of any Liens, and DLJ has the full right, power and authority to sell and transfer the LP Interests, the Warrant and the Notes in accordance with Section 1 hereof. Other than the LP Interests, the Warrant and the Notes, DLJ does not hold any securities or other interests of Golfsmith, Golfsmith Holdings, GP, or any of their direct or indirect wholly-owned Subsidiaries. Except for this Agreement, there are no contracts, agreements or other arrangements to which DLJ is a party or by which DLJ or the LP Interests, the Warrant or the Notes are otherwise bound to redeem, purchase or otherwise acquire any of the LP Interests, the Warrant or the Notes. There is no outstanding option, warrant, right (including conversion or preemptive rights), or agreement for the purchase or acquisition from DLJ of any of the LP Interests, the Warrant, the Notes or any interest therein.

            4C. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon DLJ.

            4D. Further Assurances. Each party hereto shall execute such documents and other papers and take such further actions as any other party may reasonably request in order to carry out the provisions of this Agreement.

            4E. Fees and Expenses. Each party hereto shall be responsible for all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement; provided, that Golfsmith shall pay the reasonable fees and expenses of Cahill Gordon & Reindell, special counsel to DLJ, at the Closing. If any action, suit, or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated under this Agreement, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit, or other proceeding, including any and all appeals or petitions from such action, suit, or other proceeding.

            4F. Survival of Representations and Warranties and Covenants. The representations, warranties, and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter of such representations, warranties, and covenants.

            4G. Amendments. This Agreement may be amended, altered or modified by written instrument executed by each of the parties hereto.

            4H. Entire Agreement. This Agreement, together with the Merger Agreement, constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.


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            4I. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

            4J. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

            4K. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by telecopy (with confirmation), (c) mailed by certified or registered mail (return receipt requested and obtained) or (d) delivered by an express courier (with confirmation) to the parties at the addresses set forth on the signature pages hereto (or at such other address for a party as shall be specified by like notice).

            4L. Binding Effect; Persons Benefitting; No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and the respective successors and permitted assigns of such persons. Except as set forth in the preceding sentence, nothing in this Agreement is intended or shall be construed to confer upon any person other than the parties hereto and their successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of Applicable Law or otherwise; provided, Parent may transfer its rights under this Agreement to a third party following the Closing if such third party purchases substantially all of the business of the Company; provided, further, that Parent may be permitted to transfer its rights under this Agreement to an Affiliate of Parent if such Affiliate assumes, jointly and severally with Parent, all of the obligations of Parent and will be at least as likely as Parent to be able to consummate the transactions contemplated by the Merger Agreement and proceed to Closing; and, provided, further, Parent may transfer or collaterally assign its rights under this Agreement to its lenders. Any assignment in violation of the foregoing shall be null and void.

            4M.   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

            4N.   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS.


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    DLJ INVESTMENT PARTNERS, L.P.

                                    By:      DLJ Investment Partners, Inc.
                                             Managing General Partner

                                    By:      /s/ JOHN M. MORIARTY
                                             -----------------------------------
                                    Name:    John M. Moriarty, Jr.
                                             -----------------------------------
                                    Title:   Managing Director
                                             -----------------------------------


                                    DLJ INVESTMENT FUNDING, INC.


                                    By:      /s/ JOHN M. MORIARTY
                                             -----------------------------------
                                    Name:    John M. Moriarty, Jr.
                                             -----------------------------------
                                    Title:   Managing Director
                                             -----------------------------------


                                    DLJ ESC II L.P.

                                    By:      DLJ LBO Plans Management
                                             Corporation, its General Partner

                                    By:      /s/ MICHAEL S. ISIKOW
                                             -----------------------------------
                                    Name:    Michael S. Isikow
                                             -----------------------------------
                                    Title:   Attorney-in-Fact
                                             -----------------------------------


                                    GOLFSMITH INTERNATIONAL, INC.


                                    By:      /s/ CARL F. PAUL
                                             -----------------------------------
                                    Name:    Carl. F. Paul
                                             -----------------------------------
                                    Title:   Chief Executive Officer
                                             -----------------------------------


                                    GOLFSMITH HOLDINGS, L.P.

                                    By:      Golfsmith GP Holdings, Inc., its
                                             general partner

                                    By:      /s/ FRANKLIN C. PAUL
                                             -----------------------------------
                                    Name:    Franklin C. Paul
                                             -----------------------------------
                                    Title:   President
                                             -----------------------------------
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                                    GOLFSMITH GP HOLDINGS, INC.


                                    By:      /s/ FRANKLIN C. PAUL
                                             -----------------------------------
                                    Name:    Franklin C. Paul
                                             -----------------------------------
                                    Title:   President
                                             -----------------------------------


                                    GOLFSMITH INTERNATIONAL HOLDINGS, INC.


                                    By:      /s/ NOEL E. WILENS
                                             -----------------------------------
                                    Name:    Noel. E. Wilens
                                             -----------------------------------
                                    Title:   President
                                             -----------------------------------


                                    BGA ACQUISITION CORPORATION


                                    By:      /s/ NOEL E. WILENS
                                             -----------------------------------
                                    Name:    Noel. E. Wilens
                                             -----------------------------------
                                    Title:   President
                                             -----------------------------------
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                           ____________________, 2002

Golfsmith International, Inc.

      Re:   Redemption Agreement

Ladies and Gentlemen:

      Reference is hereby made to the Redemption Agreement, dated as of September ___, 2002. Except as otherwise indicated herein, each term used herein that is defined in the Redemption Agreement has the meaning given such term in the Redemption Agreement.

      As of _________, 2002 (the "Payment Date"), the total unpaid interest due under the Notes equals $___________ and the total aggregate outstanding principal amount of the Notes is $___________ (together, the "Payoff Obligation").

      Below are the wire transfer instructions for the payment of the Payoff Amount and all other amounts payable to us pursuant to the Redemption Agreement. Please send the Payoff Amount and such other amounts by wire transfer to:


      ABA#
      For the benefit of
      Account#

      We hereby acknowledge and agree that payment of the Payoff Amount, together with $______ for each day after the Payment Date, will constitute payment in full of the Company's obligations to DLJ under the Notes.

                                    Sincerely,

                                    [INSERT APPROPRIATE DLJ ENTITIES]


                                    --------------------------------------------
                                    By:
                                    Title: